UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 26, 2004

SOUTHWESTERN ENERGY COMPANY

(Exact name of registrant as specified in its charter)

Arkansas

(State or other jurisdiction of incorporation)

1-8246	71-0205415
(Commission File Number)	(IRS Employer Identification No.)

2350 N. Sam Houston Pkwy. E., Suite 300, Houston, Texas	77032
(Address of principal executive offices)	(Zip Code)

(281) 618-4700

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

       ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

       ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement

        On February 24, 2005, the Compensation Committee of the Board of Directors of Southwestern Energy Company (the "Company") authorized the payment of annual incentive awards in respect of the year ended December 31, 2004 to participants in the Company's Incentive Compensation Plan, which included each of the Company's executive officers. The payment of the annual incentive awards was ratified by the full Board on February 25, 2005. The annual incentive awards were made based on 2004 performance measures and executive bonus percentages approved by the Compensation Committee in December 2003. On February 24, 2005, the 2004 bonus opportunities for the CEO and certain of the Named Executive Officers (which officers were determined by reference to positions occupied by the Named Executive Officers included in the Company's proxy statement, dated March 29, 2004) were modified by the Compensation Committee to be the same as the bonus percentages that were approved in December 2004 for fiscal year 2005. The modifications were based on the Compensation Committee's determination, in light of the Company's performance and after consultation with external compensation consultants, that the bonus opportunities originally established for fiscal year 2004 were below those of peer group companies.

        For 2004, subject to the attainment of corporate performance objectives, targeted incentive award opportunities for the Named Executive Officers were modified to range from 33% to 85% of base salary, up from 33% to 60%. If the maximum performance objectives are attained, the incentive award opportunities were modified to range from 60% to 150% of base salary, up from 60% to 105%. If the minimum performance objectives are attained, the incentive award opportunities were modified to range from 16.5% to 42.5% of base salary, up from 16.5% to 30%. If the minimum corporate performance objectives are not attained, the executives are not entitled to receive this component of the incentive award.

        In addition to the performance-based component, these executives also had the opportunity to receive a discretionary incentive award. The target total incentive award opportunities for these executives for 2004, including the discretionary component, were modified to range from 55% to 140% of base salary, up from 55% to 100%. The maximum total incentive award opportunities for these executives for 2004, assuming attainment of the maximum performance objectives and the maximum discretionary amount, were modified to range from 80% to 200% of base salary, up from 80% to 140%. Assuming attainment of minimum performance objectives and the maximum discretionary amount, the total incentive award opportunities were modified to range from 55% to 140% of base salary, up from 55% to 100%.

        For 2004, the performance goals established for the Named Executive Officers, other than Alan N. Stewart, Executive Vice President of Arkansas Western Gas Company, by the Compensation Committee were based on: (1) cash flow per share, (2) reserve replacement ratio, (3) PVI (which is defined as the expected present value added discounted at 10% for each dollar invested in the Company's exploration and production segment), and (4) return on equity. Because these factors were weighted approximately equal, a proportionate award would be earned for each performance goal that is met at the pre-established levels. In 2004, the cash flow per share, reserve replacement level, and

2

return on equity performance goals surpassed the maximum award level, while PVI was above target. The Compensation Committee based the discretionary awards for these executives on a subjective evaluation of the executive's performance.  Mr. Stewart's performance goals were based upon (1) utility net operating income, (2) controlling utility expenses, and (3) utility gas sales volumes.

        The following table sets forth cash payments to the Named Executive Officers in respect of their annual incentive awards for 2004 and 2003:

Name	Year	Annual Incentive Award

Harold M. Korell	2004	$900,000
President, Chief Executive	2003	$570,000
Officer & Chairman of the Board

Greg D. Kerley	2004	$380,000
Executive Vice President &	2003	$245,000
Chief Financial Officer

Richard F. Lane	2004	$380,000
Executive Vice President,	2003	$219,000
Southwestern Energy Production Company and SEECO, Inc. (1)

Mark K. Boling	2004	$240,000
Executive Vice President &	2003	$200,000
General Counsel

Alan N. Stewart (2)	2004	$60,000
Executive Vice President,	2003	-
Arkansas Western Gas Company (1)

(1)    Southwestern Energy Production Company, SEECO, Inc., and Arkansas Western Gas Company are wholly-owned subsidiaries of the Company.

(2)    Mr. Stewart joined the Company in 2004.

        On October 26, 2004, upon the recommendation of the Nominating and Governance Committee, the Board of Directors approved the terms of the compensation to be paid to each non-management director of the Board in respect of his/her service on the Board. A summary describing the elements of such compensation is filed as Exhibit 10.1 to this report and is hereby incorporated by reference.

        In addition, on December 8, 2004, the Compensation Committee of the Board of Directors approved the annual base salaries (effective as of January 1, 2005) of the Company's executive officers after a review of performance and competitive market data. The following table sets forth the annual base salary levels of the Company's Named Executive Officers for 2005 and 2004:

Name	Year	Base Salary

Mr. Korell	2005	$460,000
	2004	$454,000

Mr. Kerley	2005	$295,000
	2004	$290,000

Mr. Lane	2005	$295,000
	2004	$285,000

Mr. Boling	2005	$250,000
	2004	$244,000

Mr. Stewart	2005	$215,000
	2004	$210,000

        In addition, on December 8, 2004, the Compensation Committee of the Board of Directors approved the target annual incentive awards (effective as of January 1, 2005) of the Company's executive officers after a review of competitive market data. The following table sets forth the target annual incentive award and the maximum total annual incentive award (i.e., assuming attainment of the maximum performance objectives and the maximum discretionary amount) as a percentage of base salary for 2005 for each of the Named Executive Officers:

Name	Target Annual Incentive Award	Maximum Annual Incentive Award

Mr. Korell	140%	200%

Mr. Kerley	100%	140%

Mr. Lane	100%	140%

Mr. Boling	75%	105%

Mr. Stewart	55%	80%

Item 9.01  Financial Statements and Exhibits.

(c) Exhibits.

10.1	Description of Compensation Payable to Non-Management Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWESTERN ENERGY COMPANY

Dated: March 2, 2005	By:	/s/ GREG D. KERLEY
	Name:	Greg D. Kerley
	Title:	Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Description of Compensation Payable to Non-Management Directors.